UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 April 29, 2015

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 Airport Drive, Rochester, NH	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 23, 2015, Albany International Corp. ("the Company") filed a current report related to the planned closure by its affiliate, Württembergische Filztuchfabrik D. Geschmay GmbH (“WFG”), of its Machine Clothing facility in Goppingen, Germany. At the time of the initial report, the Company was unable to reasonably estimate the costs that it would expect to incur in connection with the proposed action.

In April 2015, WFG concluded negotiations with the Works Council, and reached agreements on cessation of manufacturing operations and termination benefits to be provided to affected employees. The Company now estimates that severance costs will be in the range of $6.5 to $8.0 million, most of which will be paid in the second quarter of 2015. The Company expects to sell the manufacturing facility, and will need to assess the possible future uses of other property, plant and equipment. It is possible that we may determine that additional restructuring charges are required due to impairment of those assets, or for expenses related to moving equipment to a different manufacturing facility. Any such charges will be reported in future quarterly reports on Form 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: May 4, 2015